UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2011

DOLPHIN DIGITAL MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-50621 (Commission File Number)	86-0787790 (IRS Employer Identification No.)

804 Douglas Road, Executive Tower Bldg., Suite 365, Miami, Florida (Address of principal executive offices)	33134 (Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (954) 774-0405

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 10, 2011, the Company determined that the Company’s previously issued consolidated financial statements for the three months ended March 31, 2011, contained in the Company’s Quarterly Report on Form 10-Q filed May 20, 2011 (the “Quarterly Report”), contained errors related to the recognition of revenue for the sale of certain software licenses, and should no longer be relied upon.

The following is a summary of the effects that the restatement adjustments will have on the Company’s unaudited consolidated financial statements the interim period ended March 31, 2011:

	Previously		Restated as
	Reported as of		of
	March 31,	Effect of	March 31,
	2011	Restatement	2011
Changes to Consolidated Balance Sheet
Deferred revenue	$439,073	$(261,250)	$177,823
Accumulated deficit	$(33,560,606)	$261,250	$(33.299,356)

Changes to Consolidated Statement of Income
Revenue	$13,750	$261,250	$275,000
Net loss	$(392,377)	$261,250	$(131,127)
Basic and Diluted Loss per Share	$(.01)	$.01	$.00

Changes to Consolidated Statement of Cash Flows
Net loss	$(392,377)	$261,250	$(131,127)
Deferred revenue	$86,250	$(261,250)	$(175,000)

The Company’s Chief Executive Officer and Chief Financial Officer discussed the foregoing with the Company’s independent accountant. As soon as practical after the date of filing this Form 8-K, the Company intends to file an amended Form 10-Q for the interim period ended March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DOLPHIN DIGITAL MEDIA, INC.

Date: August 15, 2011	By:	/s/ William O’Dowd IV
Name: William O’Dowd IV
Title: Chief Executive Officer